BY-LAWS

                                      OF

                          DEBT STRATEGIES FUND, INC.



                                  ARTICLE I.

                                   Offices
                                   -------

     Section 1.  Principal Office.  The principal office of the
                 ----------------
Corporation shall be in the City of Baltimore and State of Maryland.

     Section 2.  Principal Executive Office.  The principal executive
                 --------------------------
office of the Corporation shall be at 800 Scudders Mill Road, Plainsboro, New

Jersey 08536.

     Section 3.  Other Offices.  The Corporation may have such other
                 -------------
offices in such places as the Board of Directors from time to time may determine.



                                 ARTICLE II.

                           Meetings of Stockholders
                           ------------------------

     Section 1.  Annual Meeting.  Except as otherwise required by the
                 --------------
rules of any stock exchange on which the Corporation's shares of stock may be listed, the Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Investment Company Act").  In the event that the Corporation shall be required to hold an annual meeting of stockholders to elect directors under the Investment Company Act, such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting.

Any stockholders' meeting held in accordance with this Section shall for all purposes constitute the annual meeting of stockholders for the year in which the meeting is held.

     In the event an annual meeting is required by the rules of a stock exchange on which the Corporation's shares of stock are listed, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and month of each year as shall be designated annually by the Board of Directors.

     Section 2.  Special Meetings.  Special meetings of the stockholders,
                 ----------------
unless otherwise provided by law, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or on the written request of the holders of at least 10% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting if they comply with

Section 2-502(b) or (c) of the Maryland General Corporation Law.

     Section 3.  Place of Meetings.  The annual meeting and any special
                 -----------------
meeting of the stockholders shall be held at such place within the United

States as the Board of Directors from time to time may determine.

     Section 4.  Notice of Meetings; Waiver of Notice.  Notice of the
                 ------------------------------------
place, date and time of the holding of each annual and

special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting.  Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who,

either before or after the meeting, shall submit a signed waiver of notice which is filed with the records of the meeting.  When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than 120 days after the original record date,

notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

     Section 5.  Quorum.  The presence in person or by proxy of the
                 ------
holders of shares of stock entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy  of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum.  In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present.  At any such adjourned meeting at which a quorum may be present any business may be transacted which might

have been transacted at the meeting as originally   called.  The absence from

any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act, or

other applicable statute, the Charter, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which properly may come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

     Section 6.  Organization.  At each meeting of the stockholders, the
                 ------------
Chairman of the Board (if one has been designated by the Board), or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice

President, shall act as chairman of the meeting.  The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     Section 7.  Order of Business.  The order of business at all meetings
                 -----------------
of the stockholders shall be as determined by the chairman of the meeting.

     Section 8.  Voting.  Except as otherwise provided by statute or the
                 ------
Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 9 of this Article or, if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

     Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or his or her attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.  Except as otherwise provided by statute, the Charter or these By-Laws, any corporate action to be taken by vote of the stockholders (other than the election of directors, which shall be by a plurality of votes cast) shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

     If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

     Section 9.  Fixing of Record Date.  The Board of Directors may set a
                 ---------------------
record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders.  The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than 90 nor less than ten days before the date of the meeting of the stockholders.  All persons who were holders of record of shares at such time,

and not others, shall be entitled to vote at such meeting and any adjournment thereof.

     Section 10.  Inspectors.  The Board, in advance of any meeting of
                  ----------
stockholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof.  If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors.

Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting,

the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge,

request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of an election of directors.  Inspectors need not be stockholders.

     Section 11.  Consent of Stockholders in Lieu of Meeting.
                  ------------------------------------------
Except as otherwise provided by statute or the Charter, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings:  (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.



                                 ARTICLE III.

                              Board of Directors
                              ------------------

     Section 1.  General Powers.  Except as otherwise provided in the
                 --------------
Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Charter or these By-Laws.

     Section 2.  Number of Directors.  The number of directors shall be
                 -------------------
fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors then in office; provided, however,

that in no event shall the number of directors be less than the minimum permitted by the General Law of the State of Maryland nor more than 15.  Any vacancy created by an increase in the number of directors may be filled in accordance with Section 6 of this Article III.  No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless such director specifically is removed pursuant to Section 5 of this Article III at the time of such decrease.

Directors need not be stockholders.  As long as any preferred stock of the

Corporation is outstanding, the number of directors shall be not less than five.

     Section 3.  Election and Term of Directors.  Directors shall be
                 ------------------------------
elected annually at a meeting of stockholders held for that purpose;

provided, however, that if no meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article

II of these By-Laws, directors shall be elected at the next meeting held.

The term of office of each director shall be from the time of his election and qualification until the election of directors next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or until

December 31 of the year in which he shall have reached seventy-two years of age, or until he shall have been removed as hereinafter provided in these

By-Laws, or as otherwise provided by statute or by the Charter.

     Section 4.  Resignation.  A director of the Corporation may resign at
                 -----------
any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5.  Removal of Directors.  Any director of the Corporation
                 --------------------
may be removed (with or without cause) by the stockholders by a vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock then entitled to vote in the election of such director.

     Section 6.  Vacancies.  Subject to the provisions of the Investment
                 ---------
Company Act, any vacancies in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of a majority of the Board of

Directors then in office, regardless of whether they constitute a quorum.

     Section 7.  Place of Meetings.  Meetings of the Board may be held at
                 -----------------
such place as the Board from time to time may determine or as shall be specified in the notice of such meeting.

     Section 8.  Regular Meeting.  Regular meetings of the Board may be
                 ---------------
held without notice at such time and place as may be determined by the Board of Directors.

     Section 9.  Special Meetings.  Special meetings of the Board may be
                 ----------------
called by two or more directors of the Corporation or by the Chairman of the

Board or the President.

     Section 10.  Telephone Meetings.  Members of the Board of Directors
                  ------------------
or of any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Subject to the provisions of the Investment Company Act, participation in a meeting by these means constitutes presence in person at the meeting.

     Section 11.  Notice of Special Meetings.  Notice of each special
                  --------------------------
meeting of the Board shall be given by the Secretary as hereinafter provided,

in which notice shall be stated the time and place of the meeting.  Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least 24 hours before the time at which such meeting is to be held, or by first-class mail,

postage prepaid, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held.

     Section 12.  Waiver of Notice of Meetings.  Notice of any special
                  ----------------------------
meeting need not be given to any director who, either before or after the meeting, shall sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting.  Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

     Section 13.  Quorum and Voting.  One-third, but not less than two
                  -----------------
(unless there is only one director) of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Charter, these By-Laws, the

Investment Company Act, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat.  Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 14.  Organization.  The Board, by resolution adopted by a
                  ------------
majority of the entire Board, may designate a Chairman of the Board, who shall preside at each meeting of the Board.  In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his or her absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat.  The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 15.  Written Consent of Directors in Lieu of a Meeting.
                  ----------------------------------------- -------
Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the

Board or the committee.

     Section 16.  Compensation.  Directors may receive compensation for
                  ------------
services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the

Board.

     Section 17.  Investment Policies.  It shall be the duty of the Board
                  -------------------
of Directors to direct that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Corporation at all times are consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as re-

cited in the Prospectus of the Corporation included in the registration statement of the Corporation relating to the initial public offering of its capital stock, as filed with the Securities and Exchange Commission (or as such investment policies and restrictions may be modified by the Board of

Directors, or, if required, by a majority vote of the stockholders of the

Corporation in accordance with the Investment Company Act) and as required by the Investment Company Act.  The Board, however, may delegate the duty of management of the assets and the administration of its day to day operations to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act.



                                 ARTICLE IV.

                                  Committees
                                  ----------

     Section 1.  Executive Committee.  The Board, by resolution adopted by
                 -------------------
a majority of the entire board, may designate an Executive Committee consisting of two or more of the directors of the Corporation, which committee shall have and may exercise all of the powers and authority of the

Board with respect to all matters other than:

     (i)  the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Charter;

     (ii)  the filling of vacancies on the Board of Directors;

     (iii)  the fixing of compensation of the directors for serving on the

     Board or on any committee of the Board, including the Executive

     Committee;

     (iv)  the approval or termination of any contract with an investment adviser or principal underwriter, as such terms

     are defined in the Investment Company Act, or the taking of any other action required to be taken by the Board of Directors by the Investment

     Company Act;

     (v)  the amendment or repeal of these By-Laws or the adoption of new

     By-Laws;

     (vi)  the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;

     (vii) the declaration of dividends and, except to the extent permitted by law, the issuance of capital stock of the Corporation; and

     (viii) the approval of any merger or share exchange which does not require stockholder approval.

     The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board.  All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

     Section 2.  Other Committees of the Board.  The Board of Directors
                 -----------------------------
from time to time, by resolution adopted by a majority of the whole Board,

may designate one or more other committees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the

Board of Directors, by resolution, may prescribe.

     Section 3.  General.  One-third, but not less than two, of the
                 -------
members of any committee shall be present in person at any

meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee.  The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide.  In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting,

whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.  Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however,

that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation except as may be prescribed by the Board.



                                  ARTICLE V.

                        Officers, Agents and Employees
                        ------------------------------
     Section 1.  Number of Qualifications.  The officers of the
                 ------------------------
Corporation shall be a President, who shall be a director of the Corporation,

a Secretary and a Treasurer, each of whom shall be elected by the Board of

Directors.  The Board of Directors may elect or appoint one or more Vice

Presidents and also may appoint such other officers, agents and employees as it may deem necessary or proper.  Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.  Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the next meeting of the stockholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned, or have been removed,

as hereinafter provided in these By-Laws.  The Board from time to time may elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation.

The President also shall have the power to appoint such assistant officers

(including one or more Assistant Vice Presidents, one or more Assistant

Treasurers and one or more Assistant Secretaries) as may be necessary or appropriate to facilitate the management of the Corporation's affairs.  Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

     Section 2.  Resignations.  Any officer of the Corporation may resign
                 ------------
at any time by giving written notice of resignation to the Board, the

Chairman of the Board, the President or the Secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

     Section 3.  Removal of Officer, Agent or Employee.  Any officer,
                 -------------------------------------
agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of

Directors.  Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

     Section 4.  Vacancies.  A vacancy in any office, whether arising from
                 ---------
death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

     Section 5.  Compensation.  The compensation of the officers of the
                 ------------
Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control.

     Section 6.  Bonds or Other Security.  If required by the Board, any
                 -----------------------
officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board may require.

     Section 7.  President.  The President shall be the chief executive
                 ---------
officer of the Corporation.  In the absence of the Chairman of the Board (or if there be none), the President shall preside at all meetings of the stockholders and of the Board of Directors.  He or she shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation.  He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board,

and he or she may delegate these powers.

     Section 8.  Vice President.  Each Vice President shall have such
                 --------------
powers and perform such duties as the Board of Directors or the President from time to time may prescribe.

     Section 9.  Treasurer.  The Treasurer shall:
                 ---------
     (i)  have charge and custody of, and be responsible for, all of the funds and securities of the Corporation, except those which the Cor-

     poration has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the

     Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;

     (ii)  keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

     (iii)  cause all moneys and other valuables to be deposited to the credit of the Corporation;

     (iv)  receive, and give receipts for, moneys due and payable to the

     Corporation from any source whatsoever;

     (v)  disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

     (vi)  in general, perform all of the duties incident to the office of

     Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President.

     Section 10.  Secretary.  The Secretary shall:
                  ---------
     (i)  keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the

     Board and the stockholders;

     (ii)  see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

     (iii)  be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation

     (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

     (iv)  see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

     (v)  in general, perform all of the duties incident to the office of

     Secretary and such other duties as from time to time may be assigned to him or her by the Board or the President.

     Section 11.  Delegation of Duties.  In case of the absence of any
                  --------------------
officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.



                                 ARTICLE VI.

                               Indemnification
                               ---------------
     Section 1.  General Indemnification.  Each officer and director of
                 -----------------------
the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the

Corporation or any stockholder thereof to which such person otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent legal counsel or the vote of a majority of a quorum of the directors who are neither

"interested persons," as defined in Section 2(a)(19) of the Investment

Company Act, nor parties to the proceeding ("non-party independent directors"), after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Each officer and director of the Corporation claiming indemnification within the scope of this Article VI shall be entitled to advances from the

Corporation for payment of the reasonable expenses incurred by him or her in connection with proceedings to which he or she is a party in the manner and to the full extent permitted under the General Laws of the State of Maryland;

provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it ultimately should be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met:

     (i) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his or her undertaking;

     (ii) the Corporation is insured against losses arising by reason of the advance; or

     (iii) a majority of a quorum of non-party independent directors, or independent legal counsel in a written opinion shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the

General Laws of the State of Maryland, from liability arising from his or her activities as an officer or director of the Corporation.  The Corporation,

however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     The Corporation may indemnify, make advances or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not an officer or director of the Corporation.

     Section 2.  Other Rights.  The indemnification provided by this
                 ------------
Article VI shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his or her official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.



                                 ARTICLE VII.

                                Capital Stock
                                -------------
     Section 1.  Stock Certificates.  Each holder of stock of the
                 ------------------
Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him or her, provided,

however, that certificates for fractional shares will not be delivered in any case.  The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the

Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer

and sealed with the seal of the Corporation.  Any or all of the signatures or the seal on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the

Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

     Section 2.  Books of Account and Record of Stockholders.  There shall
                 -------------------------------------------
be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation.

     Section 3.  Transfers of Shares.  Transfers of shares of stock of the
                 -------------------
Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 4.  Regulations.  The Board may make such additional rules
                 -----------
and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5.  Lost, Destroyed or Mutilated Certificates.  The holder of
                 -----------------------------------------
any certificates representing shares of stock of the Corporation immediately shall notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board, in its discretion, may require such owner or his or her legal representatives to give to the Corporation a bond in such sum,

limited or unlimited, and in such form and with such surety or sureties, as the

Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board, in its absolute discretion,

may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

     Section 6.  Fixing of a Record Date for Dividends and Distributions.
                 ----------------------------------------- -------------
The Board may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

     Section 7.  Information to Stockholders and Others.  Any stockholder
                 --------------------------------------
of the Corporation or his or her agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.



                                ARTICLE VIII.

                                     Seal
                                     ----
     The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors,

the name of the Corporation, the year of its incorporation and the words

"Corporate Seal" and "Maryland".  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.



                                 ARTICLE IX.

                                 Fiscal Year
                                 -----------
     Unless otherwise determined by the Board, the fiscal year of the

Corporation shall end on the 28th day of February.



                                  ARTICLE X.

                         Depositories and Custodians
                         ---------------------------
     Section 1.  Depositories.  The funds of the Corporation shall be
                 ------------
deposited with such banks or other depositories as the Board of Directors of the Corporation from time to time may determine.

     Section 2.  Custodians.  All securities and other investments shall
                 ----------
be deposited in the safekeeping of such banks or other companies as the Board of Directors of the Corporation from time to time may determine.  Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Corporation shall contain provisions complying with the Investment Company Act, and the general rules and regulations thereunder.



                                 ARTICLE XI.

                           Execution of Instruments
                           ------------------------
     Section 1.  Checks, Notes, Drafts, etc.  Checks, notes, drafts,
                 --------------------------
acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution from time to time shall designate.

     Section 2.  Sale or Transfer of Securities.  Stock certificates,
                 ------------------------------
bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of

Directors, subject to applicable law.



                                 ARTICLE XII.

                        Independent Public Accountants
                        ------------------------------
     The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the

Securities and Exchange Commission shall be selected annually by the Board of

Directors and ratified by the stockholders in accordance with the provisions of the Investment Company Act.



                                ARTICLE XIII.

                               Annual Statement
                               ----------------
     The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board.  A report to the stockholders based upon each such examination shall be mailed to each stockholder of record of the Corporation on such date with respect to each report as may be determined by the Board, at his or her address as the same appears on the books of the Corporation.  Such annual statement also shall be available at the annual meeting of stockholders and shall be placed on file at the Corporation's principal office in the State of Maryland, and if no annual meeting is held pursuant to Article II, Section 1, such annual statement of affairs shall be placed on file as the Corporation's principal office within 120 days after the end of the Corporation's fiscal year.  Each such report shall show the assets and liabilities of the Corporation as of the close of the period covered by the report and the securities in which the funds of the Corporation then were invested.  Such report also shall show the

Corporation's income and expenses for the period from the end of the

Corporation's preceding fiscal year to the close of the period covered by the report and any other information required by the Investment Company Act, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.



                                 ARTICLE XIV.

                                  Amendments
                                  ----------
     These By-Laws or any of them may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors.  The stockholders shall have no power to make, amend, alter or repeal By-Laws.